Exhibit 10.1

RESTRICTED STOCK AWARD AGREEMENT

MESA LABORATORIES, INC.

Name of Recipient:	Grantee Name

No. of RSAs:

Grant Date:	June 5, 2018

Vesting Dates:	September 15, 2018 September 15, 2019 September 15, 2020

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of the grant date set forth above (the “Date of Grant”), is made by and between Mesa Laboratories, Inc., a Colorado corporation (the “Company”), and the grantee named above (the “Grantee”).

WHEREAS, the Company has adopted the Mesa Laboratories, Inc. 2014 Equity Plan (the “Plan”), pursuant to which the Company may grant Restricted Stock Awards, which represent the right to receive shares of the Company’s Common Stock in the future, each of which is subject to certain restrictions and risk of forfeiture on terms set by the Compensation Committee. ;

WHEREAS, the Company desires to grant to the Grantee the number of shares of Restricted Stock Awards (“RSAs”) provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Grant of Restricted Stock Award

(a) Grant of Restricted Stock. The Company hereby grants to the Grantee RSAs set forth above (the “Shares”) of Restricted Stock (the “Award”) on the terms and conditions set forth in this Agreement and the Notice of Grant of Award attached hereto and by this reference made a part hereof (the “Notice of Grant”).

(b) Incorporation of Plan; Capitalized Terms. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan, and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Compensation Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder and hereunder, and its decision shall be binding and conclusive upon the Grantee and his/her legal representative in respect of any matters arising under the Plan or this Agreement.

(c) In the event of any conflict between the terms and conditions stated in this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall govern. Further, for the avoidance of doubt, in the event the Company and the Grantee enter into an employment or severance agreement (“Employment Agreement), then any inconsistency or conflict among the provisions of this Agreement, the Plan and the Employment Agreement shall be resolved by giving precedence in the following order:

A.	The 2014 Equity Plan;
B.	The Employment Agreement, then in effect; and
C.	This Agreement.

Section 2. Terms and Conditions of Restricted Stock Award

The grant of Restricted Stock Awards provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a) Ownership of Shares. Subject to the restrictions set forth in the Plan and this Agreement, the Grantee shall not possess any incidents of ownership of the Shares underlying the Restricted Stock Award granted hereunder, including, without limitation, (i) the right to vote such Shares, and (ii) the right to receive any future dividends with respect to such Shares which may be declared and paid to holders of Common Stock by the Company in its sole discretion until after such future time that (x) the Restricted Stock Award has vested as provided by the Notice of Grant and (y) the Shares have been issued by the Company’s stock transfer agent in accordance with this Agreement and the Notice of Grant.

(b) Dividends. Prior to the vesting of the Restricted Stock Award and the subsequent issuance of the Shares by the Company’s stock transfer agent, the Grantee shall not be entitled to receive any dividends with respect to the Restricted Stock Award (whether such dividends are paid in cash, stock or other property).

(c) Restrictions. The Restricted Stock Award and any interest therein may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, until such time as the Shares are vested and thereafter issued, according to the schedule in the Notice of Grant. Any attempt to dispose of any Restricted Stock Award in contravention of the above restriction shall be null and void and without effect.

(d) Termination of Employment. In the event of the termination of the Grantee’s service with the Company, a Subsidiary or Affiliated Entity for any reason prior to the vesting or lapsing of restrictions with respect to any portion of the Restricted Stock Award granted hereunder, such portion of the Restricted Stock Award of the Grantee shall be automatically cancelled as of the date of termination.

(e) Income Taxes. Except as provided in the next sentence, the Company shall withhold an amount equal to the taxes that the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock Award (with such withholding obligation determined based on any applicable minimum statutory withholding rates), in connection with the vesting of the Restricted Stock Award. In the event the Company cannot (under applicable legal, regulatory, listing or other requirements) satisfy such tax withholding obligation in such method, or if the Grantee makes a Section 83(b) election pursuant to Section 2(f) below, or the parties otherwise agree, then the Company shall satisfy such withholding by any one or combination of the following methods: (i) by requiring the Grantee to pay such amount in cash or check; or (ii) by deducting such amount out of any other compensation otherwise payable to the Grantee.

(f) Section 83(b) Election. The Grantee hereby acknowledges that he or she may file an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed currently on the fair market value of the Shares of Restricted Stock Award (less any purchase price paid for the Shares), provided that such election must be filed with the Internal Revenue Service no later than thirty (30) days after the grant of such Restricted Stock Award. The Grantee will seek the advice of his or her own tax advisors as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock Award under federal, state, and any other laws that may be applicable. The Company and its affiliates and agents have not and are not providing any tax advice to the Grantee.

(g) Special Provisions. The terms of this Restricted Stock Award, including those termination provisions described in Section 2(d) above, are subject to all provisions in any employment agreement that is in effect either at the time of Award issuance or any vesting of the Award or the Grantee’s termination of services with the Company.

Section 3. Miscellaneous

(a) Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company, to both the Chief Financial Officer and the General Counsel of the Company at the principal office of the Company and, in the case of the Grantee, to the Grantee’s address appearing on the books of the Company or to the Grantee’s residence or to such other address as may be designated in writing by the Grantee. Notices may also be delivered to the Grantee, during his or her employment, through the Company’s inter-office or electronic mail systems.

(b) No Right to Continued Employment. Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the employ of the Company, a Subsidiary or Affiliated Entity or shall interfere with or restrict in any way the right of the Company, a Subsidiary or Affiliated Entity, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without Cause and with or without advance notice.

(c) Bound by Plan. By signing this Agreement, the Grantee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan.

(d) Imposition of Other Requirements. If the Grantee relocates to another country after the Date of Grant, the Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local laws or to facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(e) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the benefit of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(f) Invalid Provision. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(g) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

(h) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(i) Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with and be governed by the laws of the State of Colorado.

(j) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(l) Consent to Jurisdiction and Venue. Each of the Parties agrees that the venue of any suit, action or proceeding (including any counterclaim asserted therein) arising under this Agreement shall be exclusively in the State or Federal courts in the City and County of Denver, Colorado. Each of the Parties hereby waives any objection which it may have now or may hereafter have to the laying of the venue of any such suit, action or proceeding and irrevocably submits to the jurisdiction of such court in any suit, action or proceeding and waives any claim or defenses of inconvenient forum or lack of subject matter jurisdiction. In making the foregoing submission to jurisdiction, each Party expressly waives the benefit of any contrary provision of any law.

By Grantee’s signature and the signature of the Company’s authorized representative below, this Agreement shall be deemed to have been executed and delivered by the parties hereto as of the Date of Grant.

GRANTEE	MESA LABORATORIES, INC.

Signed: ______________________________________	Signed: _________________________________________

By: Grantee	By: John Sakys Its: Chief Financial Officer

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